UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 6, 2010

Commission file number 001-32511

IHS INC.

(Exact name of registrant as specified in its charter)

Delaware	13-3769440
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

15 Inverness Way East

Englewood, CO 80112

(Address of principal executive offices)

(303) 790-0600

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 6, 2010, IHS Inc (the “Company”) held its Annual Meeting of Shareholders in Englewood, Colorado. At that meeting, the shareholders considered and acted upon three proposals pursuant to the Notice of Annual Meeting and as described in more detail in the Company’s definitive proxy statement dated March 27, 2010. Of 63,900,078 shares eligible to vote as of the Record Date, March 12, 2010, the holders of record of 60,050,948 shares were present at the meeting either in person or by proxy.

Proposal No. 1: Increase in Authorized Shares. The shareholders approved an amendment to the Company’s Certificate of Incorporation to increase the number of authorized capital stock to 161,600,000, comprised of 160,000,000 shares of Class A common stock and 1,600,000 shares of Preferred Stock, by the following vote:

	For	Against	Abstain
Proposal 1	37,784,617	22,222,796	43,534

Proposal No. 2: Election of Directors. By the vote described below, the shareholders elected the following individuals as directors for three-year terms:

Director	For	Withhold	Broker Non- Votes
Steven A. Denning	57,988,597	412,449	1,649,902
Roger Holtback	57,097,956	1,303,090	1,649,902
Michael Klein	58,086,874	314,172	1,649,902

Proposal No. 3: Ratification of the Appointment of Independent Public Accountants. By the vote described below, the shareholders ratified the appointment of Ernst & Young LLP as our independent registered public accountants:

	For	Against	Abstain
Proposal 3	57,751,554	2,284,977	14,416

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IHS INC.

Date: May 7, 2010	By:	/s/ Stephen Green
Stephen Green
General Counsel and Secretary